UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

Turnstone Biologics Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41747	83-2909368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9310 Athena Circle, Suite 300
La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 897-5988

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	TSBX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on September 27, 2024, Turnstone Biologics Corp. (the “Company”) received a letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company no longer met the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) because the closing bid price for the Company’s common stock was less than $1.00 for the previous 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(A), the Company had a 180-calendar day grace period, or until March 26, 2025, to regain compliance with the Minimum Bid Price Requirement. On March 24, 2025, the Company applied to transfer the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market.

On March 27, 2025, the Company received approval from the Listing Qualifications Department of Nasdaq to transfer the listing of the Company’s common stock from the Nasdaq Global Market to the Nasdaq Capital Market (the “Approval”). The Company’s securities will be transferred to the Capital Market at the opening of business on March 31, 2025. The Company’s common stock will continue to trade under the symbol “TSBX.” The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, but with less stringent listing requirements, although listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

In connection with the Approval, the Company has been granted an additional 180-day grace period, or until September 22, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on the Nasdaq Capital Market, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day grace period. If the Company does not regain compliance during this additional grace period, its common stock would be subject to delisting by Nasdaq. As part of its transfer application, the Company notified Nasdaq that in order to regain compliance with the Minimum Bid Price Requirement during the additional grace period, it will implement a reverse stock split, and has filed a proxy statement soliciting a stockholder vote on such reverse stock split. If the Company’s stock becomes subject to delisting as a result of the Company’s failure to regain compliance with the Minimum Bid Price Requirement by September 22, 2025, the Company may appeal the decision to a Nasdaq Hearings Panel. In the event of an appeal, the Company’s common stock would remain listed on the Nasdaq Capital Market pending a written decision by the Nasdaq Hearings Panel following a hearing. In the event that the Nasdaq Hearings Panel determines not to continue the Company’s listing and the Company’s common stock is delisted from The Nasdaq Capital Market, the Company’s common stock may trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNSTONE BIOLOGICS CORP.

Date: March 31, 2025	By:	/s/ Sammy Farah
Sammy Farah, M.B.A., Ph.D.
President and Chief Executive Officer and Director